Exhibit 99.1

For Immediate Release

Contact:	Richard A. Santa
Vice President and Chief Financial Officer
Dynamic Materials Corporation
303-604-3938

DMC COMPLETES DIVESTITURE OF SPIN FORGE

(Boulder, CO – September 20, 2004) Dynamic Materials Corporation, (Nasdaq: BOOM), “DMC”, today announced that it has completed the divestiture of its Spin Forge Division, which manufactures certain rocket motors and pressure tanks.

Based in Boulder, Colorado, Dynamic Materials Corporation is a leading metalworking company, and its products include explosion bonded clad metal plates and other metal fabrications for the petrochemical, chemical processing, power generation, commercial aircraft, defense and a variety of other industries.

For more information on Dynamic Materials Corporation
visit the Company’s web site at http://www.dynamicmaterials.com